Exhibit 10(m)
                  MET-PRO CORPORATION PENSION RESTORATION PLAN
                   (As Established Effective February 1, 2000)



     This Met-Pro Corporation Pension Restoration Plan (the "Restoration Plan") is established effective February 1, 2000 by Met-Pro Corporation (the "Company"), a Delaware corporation, for Eligible Executives who participate in the Met-Pro Corporation Salaried Pension Plan Amended and Restated Effective September 1, 1989 (the "Pension Plan") which Pension Plan is intended to satisfy the requirements of the Internal Revenue Code of 1986, as amended (the "Code").

     1. Purpose. The Restoration Plan shall provide for the payment of supplementary benefits primarily to compensate William L. Kacin and Gary J. Morgan (the "Eligible Executives") for the amount of the reduction, if any, in his benefits under the Pension Plan on account of the application of Section 401(a)(17) or Section 415 of the Code.

     2. Plan Benefits. The monthly benefit payable from the Restoration Plan to the participant, surviving spouse, or other beneficiary will be equal to the excess, if any, of (a) over (b), where:

          (a) equals the benefit that would be payable to the individual under the Pension Plan except that the amount determined under (a) shall be determined as follows:

              (i) the amount will be determined without regard to the limits of Section 401(a)(17) or Section 415 of the Code,

              (ii) Average Monthly Compensation shall be averaged over the sixty (60) consecutive months which produce the highest monthly average compensation within the last ten (10) calendar years of employment. If the participant has less than sixty (60) months of employment, his Average

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
Exhibit 10(m)
                  MET-PRO CORPORATION PENSION RESTORATION PLAN


                     Monthly Compensation will be based on all his completed months of service,


              (iii) Average Monthly Compensation shall include the five (5) highest bonuses paid in the last ten (10) year period of employment,

              (iv) William L. Kacin's date of hire of November 17, 1975 will be reflected in the determination of his years of service for benefit calculation purposes, and

          (b) equals the amount of benefit actually payable under the Pension Plan.

     Except for benefits payable as a result of a "Change in Control," as defined in Section 7, the benefit payable under this Restoration Plan will be payable to the same individual as the benefit payable under the Pension Plan, will be payable under the same form of pension as the benefit payable under the Pension Plan, will be determined based on the same actuarial assumptions under the Pension Plan (other than the actuarial assumptions used to compute lump sum payments) and will commence at the same date as the benefit payable under the Pension Plan. A schedule of the benefits payable under this Restoration Plan will be delivered to each Eligible Executive as soon as practicable before benefits commence.

     Terms will be as defined in this Restoration Plan, or otherwise as defined in the Pension Plan.

     3. Source of Benefits. The benefits payable under the Restoration Plan shall be paid exclusively from the Company's general assets. In this regard, the

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
Exhibit 10(m)
                  MET-PRO CORPORATION PENSION RESTORATION PLAN


Company may create a grantor trust (within the meaning of section 671 of the Code) in connection with the Restoration Plan to which it may from time to time contribute amounts to accumulate a reserve against its obligations hereunder. Such trust and any assets held by such trust to assist the Company in meeting its obligations under the Restoration Plan shall conform to the terms of the model trust as described in Internal Revenue Service Procedure 92-64 (I.R.B. 1992-33). Notwithstanding the creation of such trust, the benefits hereunder shall be a general obligation of the Company. Payment of benefits from such trust shall, to that extent, discharge the Company's obligations under this Restoration Plan. Eligible Executives shall have only a contractual right as general creditors of the Company to the amounts, if any, payable hereunder and such right shall not be secured by any assets of the Company.

     4. Construction. The Company intends the Restoration Plan to be a benefit plan which is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any ambiguities in construction shall be resolved in favor of interpretations which will effectuate such intention. The Restoration Plan shall be governed by and construed in accordance with the laws of Pennsylvania to the extent such laws are not preempted by ERISA.

     5. Administration of the Restoration Plan. The Restoration Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"), subject to the oversight of the Board of Directors of the Company (the "Board"). The Board shall have authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of the Restoration Plan and decide or resolve any and all

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
Exhibit 10(m)
                  MET-PRO CORPORATION PENSION RESTORATION PLAN


questions including interpretations of the Restoration Plan as may arise in connection with the Restoration Plan. The Board shall designate from time to time those eligible for inclusion in the Restoration Plan. The Board may employ agents and delegate to them such administrative duties as it sees fit and may consult with counsel who may be counsel to the Company. The decision or action of the Board in respect of any question arising out of or in connection with the administration, interpretation and application of the Restoration Plan and the rules and regulations thereunder shall be final and conclusive and binding upon all persons having any interest therein subject to the claim and arbitration procedures contained in Section 9 hereof.

     6. Termination, Suspension or Amendment. The Board in its sole discretion may terminate, suspend or amend the Restoration Plan at any time or from time to time, in whole or in part, provided, however, that no such termination, suspension or amendment shall adversely affect the accrued benefit of any Eligible Executive of the Company, their surviving spouses or other beneficiaries who are then entitled to or receiving a benefit.

     7. Acceleration of Payments. In the event a "Change of Control" of the Company (as hereinafter defined) shall be deemed to occur (whenever such shall occur, and whether or not the Eligible Executives are then employed by the Company or shall be alive), all payments due to the Eligible Executives, their surviving spouses or other beneficiaries under this Restoration Plan shall be accelerated and immediately paid in a lump sum payment in an amount determined in accordance with the provisions of this Restoration Plan.

     The aggregate amount of all such lump sum payments shall be paid by the Company to such Eligible Executives immediately upon the occurrence of a change in control, to the extent not paid from a grantor trust (referred to in Section 3 hereof) established by the Company. The lump sum payment to each participant

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
Exhibit 10(m)
                  MET-PRO CORPORATION PENSION RESTORATION PLAN


and each other individual entitled to a benefit under this Restoration Plan shall be equal to the lump sum present value of the amount of the participant's or other individual's monthly benefit under the Restoration Plan, determined as of the date of the Change of Control, in accordance with the methodology set forth in the Pension Plan, except that the actuarial factors used to calculate the lump sum present value will be the factors used under the Pension Plan to calculate actuarial equivalence or to calculate the value of a lump sum, whichever results in a greater benefit.

     The Company and, to the extent such benefit is funded under the trust, the trustee shall issue to each participant and each other individual entitled to a benefit the amount of lump sum payment calculated on their behalf immediately upon the Change of Control.

     In addition  to the lump sum payment  described  above,  the Company  shall reimburse each Eligible Executive, their surviving spouses or other beneficiaries who receives such a lump sum payment for any excise tax (and any excise tax due with respect to such reimbursement) imposed on such lump sum payments in connection with a change of control of the Company pursuant to
Section 4999 of the Internal Revenue Code of 1986, as amended.

     For purposes of the Restoration Plan, a "Change of Control" shall be deemed to occur;

          (a) If any "person" or "group of persons", which person or group of persons are not part of present management and are acting in concert (as the term "person" is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Act")) becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Act) directly or indirectly of securities

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
Exhibit 10(m)
                  MET-PRO CORPORATION PENSION RESTORATION PLAN

               of the Corporation representing thirty (30%) percent or more of the combined voting power of the Corporation's then outstanding securities; or

          (b) If at any time there shall be a change in the composition of the Corporation's Board of Directors resulting in a majority of such Directors as of the date hereof no longer constituting such a majority; provided, however, that in making any such determination as to change in composition, there shall be excluded any change where the new Director was elected by or upon recommendation of such present majority;

          (c) If the approval by the stockholders of the Corporation of a reorganization, merger or consolidation, in each case, with respect to which persons who were stockholders of the Corporation immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty (50%) percent of the combined voting power of the reorganized, merged or consolidated Corporation's then outstanding securities entitled to vote generally in the election of Directors or with respect to a liquidation or dissolution of the Corporation or the sale of all or substantially all of the Corporation's assets; or

          (d) At any time that the Corporation's Board of Directors, in its sole discretion, determines that a Change in Control has occurred, regardless of whether such determination relates to any of the aforementioned events.

     8. General Conditions. No interest of any person and no benefit payable hereunder shall be assigned as security for a loan and any such purported

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
Exhibit 10(m)
                  MET-PRO CORPORATION PENSION RESTORATION PLAN


assignment shall be null, void and of no effect. No such interest or benefit shall be subject in any manner, either voluntarily or involuntarily, to anticipation, sale, transfer, assignment or encumbrance by or through any person and any such purported action shall be null, void and of no effect.

     No Eligible Executive and no other person shall have any legal or equitable right or interest in the Restoration Plan which is not expressly granted hereunder. Participation hereunder does not give any person any right to be retained in the service of the Company or to continue in its employ, and the right and power of the Company to dismiss or discharge any executive is expressly reserved; provided that no such termination, dismissal, discharge or severance shall affect any right of the Eligible Executives to the benefits hereunder.


     9. Claim and Arbitration Procedures. Claims for benefits under this Restoration Plan will be adjudicated in accordance with the benefit claims procedures contained in the Pension Plan. By accepting participation in this Restoration Plan, each Eligible Executive agrees that any dispute not resolved under the benefit claims procedures will be submitted to final and binding arbitration with the American Arbitration Association in Philadelphia, PA in accordance with the rules of the American Arbitration Association. In the event that an Eligible Employee prevails on any part of his disputed claim, the Company will reimburse or pay all the Eligible Employee's costs of arbitration, including attorney's fees.

     10. Effective Date. The effective date of this Restoration Plan is February 1, 2000.

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
Exhibit 10(m)
                  MET-PRO CORPORATION PENSION RESTORATION PLAN


Executed this 17th day of August 2000.




                                             By: /s/ Gary J. Morgan
                                                 -------------------------------
                                                 Gary J. Morgan
                                                 Vice President - Finance



Attest: /s/ Marian Berkey
       -------------------------------
        Marian Berkey

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